                                                                   EXHIBIT 23.3

                     CONSENT OF BEAR, STEARNS & CO., INC.

  We hereby consent to the inclusion in the Prospectus and Joint Proxy Statement forming part of this Registration Statement on Form S-4 of VTEL Corporation of our opinion attached as Appendix B thereto and to the reference to such opinion and to our firm therein. We also confirm the accuracy in all material respects of the description and summary of such fairness opinion the description and summary of our analyses, observations, beliefs and conclusions relating thereto set forth under the heading "The Merger--Opinion of Financial Advisors--Opinion of VTEL's Financial Advisor" therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                          Bear, Stearns & Co., Inc.

                                          By:        /s/ Sheldon Stein
                                             ----------------------------------
                                                     Managing Director

Dated: April 1, 1997